Exhibit 4.4

AMENDED AND RESTATED

WARRANT TO PURCHASE COMMON STOCK
OF
GELESIS HOLDINGS, INC.

This Amended and Restated Warrant to Purchase Common Stock (this “Warrant”) is made as of August [__], 2022 by and between [HOLDER] (“Holder”), and Gelesis Holdings, Inc., a Delaware corporation (“Company”).

RECITALS

A. In connection with the entry into that certain Warrant Purchase Agreement, by and among the Holder and Gelesis, Inc., a Delaware corporation (the “Prior Issuer”), dated as of October 21, 2020 (the “Warrant Purchase Agreement”), the Holder and Prior Issuer executed a Warrant to Purchase Common Stock, dated October 21, 2020 (the “Original Warrant”).

B. On January 13, 2022, in connection with the DeSPAC transaction of the Prior Issuer, and pursuant to that certain Business Combination Agreement, dated as of July 19, 2021, by and among the Prior Issuer, Capstar Special Purpose Acquisition Corp., a Delaware corporation, and CPSR Gelesis Merger Sub, Inc., a Delaware corporation (as amended, the “Business Combination Agreement”) the Prior Issuer became a wholly-owned subsidiary of the Company, a publicly traded corporation listed on the New York Stock Exchange.

C. Pursuant to the terms of the Business Combination Agreement, the Original Warrant was cancelled in exchange for a warrant to purchase [_____] shares of the Common Stock of the Company at an exercise price of $4.26 (the “Rollover Warrant”), which such Rollover Warrant was reflected on the books and records of the Company and of the Company’s transfer agent, Continental Stock and Transfer Company.

D. The Holder and the Company desire to amend and restate the Rollover Warrant in its entirety to modify the Warrant Price, it being understood that the execution of the Business Combination Agreement constitutes a Corporate Transaction for the purpose of both the Original Warrant and the Rollover Warrant, including the Transaction Notice connected thereto.

Section 1.
Exercise; Exchange of Warrant.
1.1
Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, at any time on or prior to the Expiration Date following receipt of a Transaction Notice pertaining to a Corporate Transaction (each as defined below) from the Company by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder on or before the day specified by the Company in the Transaction Notice and (ii) by tendering payment of the Warrant Price in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or in any combination thereof.
1.2
When Exercise is Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which both of the following conditions have been satisfied: (i) this Warrant shall be surrendered or deemed to have been surrendered to the Company as provided in Section 1.1 and (ii) the Company shall have received the Warrant Price.

1.3
Automatic Exercise Upon a Change of Control Transaction.
(a)
Notwithstanding any other provision in this Warrant, in the event of a Change of Control Transaction where for any reason this Warrant has not been fully exercised prior to the consummation thereof, then, effective immediately prior to the consummation of such Change of Control Transaction, this Warrant shall no longer be exercisable for the Warrant Shares and shall be automatically exchanged, without any action by any party, for an amount of consideration equal to the difference of (i) the Gross Consideration minus (ii) the Change of Control Warrant Price (such consideration, the “Sale Consideration”, and such exchange, the “Automatic Exchange”).
(b)
Upon the consummation of a Change of Control Transaction, this Warrant shall represent only the right to receive the Sale Consideration, when, as and if received by the other holders of shares of the Common Stock of the Company. To receive the Sale Consideration, the Holder shall deliver this Warrant, or an affidavit and indemnity of lost warrant, if applicable, to the Company (or the surviving entity, as applicable) and upon receipt of this Warrant or such document, the Company (or the surviving entity, as applicable) shall deliver the Sale Consideration to the Holder; provided, that any failure by the Holder to so deliver this Warrant or such document shall have no effect upon the Automatic Exchange and this Warrant shall be deemed to have been exchanged for the Sale Consideration effective upon the consummation of such Change of Control Transaction irrespective of whether this Warrant shall be so delivered.
(c)
Notwithstanding anything to the contrary in this Section 1.3, in the event that some or all of the consideration payable in any Change of Control Transaction is payable only upon satisfaction of contingencies (including, without limitation, earn-outs, escrows and holdbacks) (the “Additional Consideration”), the Sale Consideration that is Additional Consideration shall only be paid to the Holder at such time that the Additional Consideration is paid or otherwise released to the equityholders of the Company.
1.4
Delivery on Exercise. As soon as practicable (and in no event later than 10 days) after the exercise of this Warrant pursuant to Section 1.1, the Company will cause to be issued in the name of and delivered to the Holder, or as such Holder may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock equal to the number of Warrant Shares.
Section 2.
Covenants of the Company.
2.1
During the period within which this Warrant may be exercised, the Company shall reserve and keep available for the Holder out of its authorized and unissued shares of Common Stock shares of Warrant Stock solely for the purpose of issuance upon exercise of this Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder.
2.2
Notices of Record Date, Etc. In the event of any potential:
(a)
taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution;
(b)
consummation of any Change of Control Transaction or any reclassification or recapitalization of the Warrant Stock (collectively, a “Corporate Transaction”); or
(c)
any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in each such case, the Company will mail to the Holder a notice (such notice, a “Transaction Notice”) specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution, and (ii) the date on which any such Corporate Transaction, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares for securities or other property (including, without limitation, cash) deliverable on such Corporate Transaction, dissolution, liquidation or winding-up.

Section 3.
Miscellaneous.
3.1
Definitions.

“Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in Boston, Massachusetts.

“Change of Control Transaction” means a sale, lease, exchange, exclusive license, transfer or other disposition of all or substantially all of the Property, assets, or business of the Company, or a merger or consolidation with or into any other entity or other business transaction or series of transactions: (i) that yields a Gross Consideration greater than the Warrant Price (as appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar transactions after the date hereof and as reflected in the applicable Change of Control Transaction definitive agreement and related documentation) and (ii) as a result of which the stockholders of the Company immediately prior to such transaction would hold less than a majority of the voting equity interests of the Company (or its successor, as applicable) after such transaction.

“Change of Control Warrant Price” means a price per share equal to the Warrant Price in cash; provided, however, in the event that the Change of Control Transaction includes any non-cash consideration to be paid in respect of the capital stock of the Company, then the Change of Control Warrant Price shall be a price per share equal to the Warrant Price in the form of each type of consideration to be paid in respect of the Warrant Shares (assuming for this purpose that the Warrant Shares are issued and outstanding as of immediately prior to the consummation of such Change of Control Transaction), allocated on a pro rata basis based on the allocation of each type of consideration that is payable with respect to a share of Warrant Stock pursuant to such Change of Control Transaction. In connection therewith, each non-cash type of consideration will be valued at the same value as such type of non-cash consideration is valued pursuant to the definitive agreements related to such Change of Control Transaction, or, in the absence of such value being set forth in such definitive agreements, as determined in good faith and approved by the Board of Directors of the Company.

“Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

“Expiration Date” means 5:00 p.m. eastern time on October 21, 2030 without prejudice to the regime applicable in case of Change of Control Transaction and Automatic Exchange under Paragraph 1.3.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any central bank, stock exchange, regulatory body, arbitrator, public sector entity and any self-regulatory organization.

“Gross Consideration” means the gross amount and form of consideration on a per share basis that would be received in respect of each share of Warrant Stock as reflected in the applicable Change of

Control Transaction definitive agreement and related documentation assuming that all Warrant Shares were issued and outstanding as of immediately prior to the consummation of such Change of Control Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant Price” means $1.45 per share of Common Stock.

“Warrant Shares” means [______] shares of Warrant Stock.

“Warrant Stock” means the Common Stock.

3.2
Rollover Warrant; Warrant Purchase Agreement. The parties hereto acknowledge and agree that this Warrant amends and restates the Rollover Warrant in its entirety. Upon the execution this Warrant and subject to the execution of similar warrants by the other parties to the Warrant Purchase Agreement, the Warrant Purchase Agreement is hereby terminated in its entirety.
3.3
Notice; Generally. Any notice or demand which, by any provision herein, document or instrument executed pursuant hereto, except as otherwise provided herein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered in hand, by facsimile transmission with receipt acknowledged or by express delivery providing receipt of delivery, to the addresses and numbers set forth on the signature pages or such other address or facsimile number as such party may hereafter specify for the purpose of receiving notice hereunder.
3.4
Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and, if requested in the case of any such loss, theft or destruction, upon delivery of an affidavit of loss reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed, which shall, in place of the Warrant so lost, stolen, mutilated or destroyed, be deemed an original contractual obligation of the Company.
3.5
Governing Law. This Warrant is governed by the laws of the State of Delaware without giving effect to any choice of law rules thereof.
3.6
Waiver of Jury Trial. To the fullest extent permitted by law, each of the Company and the Holder waive any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of this Warrant.
3.7
Severability; Section Headings. Wherever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant. Section headings herein are for convenience only and are not controlling.

3.8
Counterparts; Fax Signatures. This Warrant may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed an original as to the party whose signature appears thereon and all of which together shall constitute one and the same instrument. An executed facsimile of this Warrant will be deemed a valid and binding document.
3.9
Confidentiality. This Warrant is confidential and will not be disclosed to any third party (other than the Company’s and the Holder’s respective affiliates, investors, acquirers, underwriters, attorneys, accountants, auditors, or other advisors that in each case are under an obligation of confidentiality, or governmental authorities) except as required for tax purposes, or as required by law.
3.10
Assignment. This Warrant and the Warrant Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except with the Company’s consent and in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
3.11
No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
3.12
Waivers and Consents; Amendments. For the purposes of this Warrant and all documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and the Holder and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived other than by a written instrument signed by the party entitled to the benefit of such covenant or other provision so waiving such covenant or other provision. This Warrant may be amended or modified at any time solely by a writing signed by the Company and the Holder.
3.13
Other Definitional Provisions.
(a)
Except as otherwise specified herein, all references herein:
(i)
to any Person other than the Company, shall be deemed to include such Person’s successors and assigns;
(ii)
to the Company shall be deemed to include the Company’s successors; and
(iii)
to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.
(b)
When used in this Warrant, the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.
(c)
Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

“Company”

Gelesis Holdings, Inc.

By:
Name: Yishai Zohar
Title: Chief Executive Officer

Address:
501 Boylston Street, Suite 6102
Boston, MA 02216

“Holder”

[ ]

Address:
[ ]

EXHIBIT A

Notice of Exercise

TO: Gelesis Holdings, Inc.

The undersigned hereby elects to purchase the Warrant Shares (as defined in that certain Warrant, dated as of [●], 2022, issued by Gelesis Holdings, Inc., a Delaware corporation (the “Company”), to the undersigned), and tenders herewith payment of the Warrant Price in full.

(Date)

(Signature)

(Print Name)

(Address)